Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of East Coast Diversified Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kayode Aladesuyi, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Quarterly Report on Form 10-Q for the period ending March 31, 2011 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report for the period ending March 31, 2011 , fairly presents, in all material respects, the consolidated financial condition and results of operations of East Coast Diversified Corporation.

Date: May 10, 2011

/s/ Kayode Aladesuyi
Kayode Aladesuyi Chief Executive Officer and Interim Chief Financial Officer (Principal Executive and Financial Officer)